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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	THIRD QUARTER		YEAR TO DATE
	2009	2008	2009	2008

NET SALES	$935.5	$1,117.6	$2,767.7	$3,340.3

COSTS AND EXPENSES
Cost of sales	549.1	686.2	1,653.6	2,061.4
Gross margin	386.4	431.4	1,114.1	1,278.9
% to Net sales	41.3%	38.6%	40.3%	38.3%

Selling, general and administrative	251.4	274.8	759.4	832.3
% to Net sales	26.9%	24.6%	27.4%	24.9%

Operating margin	135.0	156.6	354.7	446.6
% to Net sales	14.4%	14.0%	12.8%	13.4%

Other-net	33.6	27.9	51.3	68.5
Restructuring charges	6.6	4.8	25.6	25.0

Income from operations	94.8	123.9	277.8	353.1

Interest-net	15.0	20.8	46.6	62.0

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	79.8	103.1	231.2	291.1

Income taxes	17.7	25.4	58.1	74.5

NET EARNINGS FROM CONTINUING OPERATIONS	62.1	77.7	173.1	216.6

Less: net earnings attributable to noncontrolling interests	0.3	0.6	2.2	1.2

NET EARNINGS FROM CONTINUING OPERATIONS ATTRIBUTABLE TO COMMON SHAREOWNERS	61.8	77.1	170.9	215.4

Net (loss) earnings from discontinued operations before income taxes (including a $128.1 gain on divestiture in the third quarter 2008 and $129.7 year-to-date 2008)	(2.3)	130.1	(5.8)	138.6
Income taxes (benefit) on discontinued operations	(0.9)	44.2	(2.5)	46.4

NET (LOSS) EARNINGS FROM DISCONTINUED OPERATIONS	(1.4)	85.9	(3.3)	92.2

NET EARNINGS ATTRIBUTABLE TO THE STANLEY WORKS	$60.4	$163.0	$167.6	$307.6

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.77	$0.98	$2.15	$2.72
Discontinued operations	(0.02)	1.09	(0.04)	1.17

Total basic earnings per share of common stock	$0.75	$2.06	$2.11	$3.89

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.77	$0.97	$2.14	$2.69
Discontinued operations	(0.02)	1.08	(0.04)	1.15

Total diluted earnings per share of common stock	$0.75	$2.04	$2.10	$3.84

DIVIDENDS PER SHARE	$0.33	$0.32	$0.97	$0.94

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	79,966	78,808	79,499	78,867

Diluted	80,565	79,846	79,951	80,025

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Millions of Dollars)

	(Unaudited)
	October 3, 2009	January 3, 2009
ASSETS
Cash and cash equivalents	$207.4	$211.6
Accounts and notes receivable	650.5	677.7
Inventories	437.5	514.7
Other current assets	109.7	94.0

Total current assets	1,405.1	1,498.0

Property, plant and equipment	572.2	579.8
Goodwill and other intangibles	2,628.0	2,596.1
Other assets	197.4	192.7

Total assets	$4,802.7	$4,866.6

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$363.5	$227.7
Accounts payable	372.2	461.5
Accrued expenses	502.9	504.0

Total current liabilities	1,238.6	1,193.2

Long-term debt	1,086.6	1,383.8
Other long-term liabilities	542.4	564.8
The Stanley Works’ shareowners’ equity	1,910.6	1,706.3
Noncontrolling interests equity	24.5	18.5

Total liabilities and equity	$4,802.7	$4,866.6

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2009	2008	2009	2008
OPERATING ACTIVITIES

Net earnings	$60.4	$163.0	$167.6	$307.6
Depreciation and amortization	51.9	47.2	148.8	128.5
Changes in working capital	32.4	28.0	16.8	(4.7)
Net (gain) loss on sale of business	3.3	(84.3)	3.3	(85.9)
Other	28.3	(22.2)	(88.5)	(22.6)

Net cash provided by operating activities	176.3	131.7	248.0	322.9

INVESTING AND FINANCING ACTIVITIES

Capital and software expenditures	(18.4)	(28.3)	(65.2)	(81.9)
Proceeds (payments) on sale of business	(1.0)	196.7	(0.1)	200.0
Business acquisitions and asset disposals	(14.3)	(336.2)	(20.0)	(363.2)
Cash dividends on common stock	(26.3)	(25.2)	(76.9)	(73.8)
Other	(65.2)	(23.6)	(90.0)	54.9

Net cash used in investing and financing activities	(125.2)	(216.6)	(252.2)	(264.0)

Increase (Decrease) in Cash and Cash Equivalents	51.1	(84.9)	(4.2)	58.9

Cash and Cash Equivalents, Beginning of Period	156.3	384.2	211.6	240.4

Cash and Cash Equivalents, End of Period	$207.4	$299.3	$207.4	$299.3

Free Cash Flow Computation

Operating cash flow	$176.3	$131.7	$248.0	$322.9
Less: capital and software expenditures	(18.4)	(28.3)	(65.2)	(81.9)

Free cash flow (before dividends)	$157.9	$103.4	$182.8	$241.0

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The Company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of current accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2009	2008	2009	2008
NET SALES
Security	$402.7	$392.8	$1,167.0	$1,087.0
Industrial	205.3	298.1	645.7	969.0
Construction & DIY	327.5	426.7	955.0	1,284.3

Total	$935.5	$1,117.6	$2,767.7	$3,340.3

SEGMENT PROFIT
Security	$83.7	$74.2	$228.7	$193.4
Industrial	18.8	40.2	62.6	133.0
Construction & DIY	48.4	54.2	113.7	167.1

Segment Profit	150.9	168.6	405.0	493.5
Corporate Overhead	(15.9)	(12.0)	(50.3)	(46.9)

Total	$135.0	$156.6	$354.7	$446.6

Segment Profit as a Percentage of Net Sales
Security	20.8%	18.9%	19.6%	17.8%
Industrial	9.2%	13.5%	9.7%	13.7%
Construction & DIY	14.8%	12.7%	11.9%	13.0%

Segment Profit	16.1%	15.1%	14.6%	14.8%
Corporate Overhead	-1.7%	-1.1%	-1.8%	-1.4%

Total	14.4%	14.0%	12.8%	13.4%